                                                                    EXHIBIT 16


                   PRUDENTIAL STRUCTURED MATURITY FUND, INC.

                                    EXHIBIT
                          AVERAGE ANNUAL TOTAL RETURN
                                  CALCULATION

      P (1+T) to the power of n = ERV

Where P = hypothetical initial payment of $1,000.

      T = average annual total return.

      n = number of years.

    ERV = ending redeemable value.

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
                   One Year ended December 31, 1997
                ---------------------------------------

                Class A         Class B         Class C         Class Z
                -------         -------         -------         -------
      P    =     $1,000          $1,000          $1,000          $1,000

    ERV    =     $1,033          $1,031          $1,051          $1,070

      n    =        1.0             1.0             1.0             1.0

      T    =      3.34%           3.13%           5.13%           7.01%


                   Five Years ended December 31, 1997
                ---------------------------------------

                Class A         Class B         Class C         Class Z
                -------         -------         -------         -------
      P    =     $1,000          $1,000            N/A             N/A

     ERV   =     $1,292          $1,291            N/A             N/A

      n    =        5.0             5.0            N/A             N/A

      T    =      5.26%           5.25%            N/A             N/A



                 Since Inception to December 31, 1997
                ---------------------------------------

                Class A         Class B         Class C         Class Z
                -------         -------         -------         -------
      P    =     $1,000          $1,000          $1,000          $1,000

     ERV   =     $1,765          $1,296          $1,228          $1,076

      n    =        8.3             5.1             3.4             1.0

      T    =      7.06%           5.25%           6.19%           7.33%
